UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 2, 2012
VERSANT CORPORATION
(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
255 Shoreline Drive, Suite 450, Redwood City, California 94065
(Address of Principal Executive Offices, including Zip Code)
(650) 232-2400
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

⁭☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
⁭☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
⁭☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
⁭☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    Effective as of January 2, 2012, the Board of Directors of Versant Corporation (“Versant” or the “Company”) increased the number of authorized directors of the Company from five to six directors and elected Mr. Anthony Bettencourt to the Versant Board of Directors. Mr. Bettencourt is the Chief Executive Officer, President and Chairman of the Board of Coverity, a privately held company that develops and markets development testing solutions that assist software developers in detecting and fixing quality and security problems. Prior to joining Coverity in 2010, Mr. Bettencourt served as the Chief Executive Officer of Verity Inc., a leader in enterprise search, and led the company through its acquisition by Autonomy Corporation plc in 2005. After Verity's acquisition by Autonomy, Mr. Bettencourt served as Senior Vice President of Special Projects at Autonomy from 2006 to 2009, during which time he also served successively as CEO of several Autonomy subsidiaries. Mr. Bettencourt currently serves as the non-executive chairman of the board of directors of Blinkx, Inc., an Internet video search engine company whose stock trades on the AIM market of the London Stock Exchange, and also serves on the board of directors of several privately held companies. Mr. Bettencourt holds a B.A. in English from Santa Clara University.

Mr. Bettencourt may also become a member of the Audit and/or the Compensation Committees of the Board of Directors. As an outside director, Mr. Bettencourt will be eligible to be granted stock options pursuant to Versant's 2005 Directors' Stock Option Plan, and will receive the same compensation as other non-employee Versant directors for their services as directors, which currently consists of cash compensation at the rate of $25,000 per year and reimbursement of reasonable expenses associated with Board activity. It is also expected that Mr. Bettencourt will enter into the standard Versant director indemnification agreement with the Company, which provides for indemnification of the director against certain liabilities that may arise by reason of his or her status or service as a director, subject to the terms and conditions of the agreement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.01 - Press release issued on January 5, 2012 (announcing election of Anthony Bettencourt to Versant's Corporation's Board of Directors).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: January 5, 2012
By:     /s/ Jerry Wong
Jerry Wong, Chief Financial Officer